Exhibit 99.1

101 Gateway Centre Parkway Richmond, Virginia 23235 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
July 25, 2006	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS SECOND QUARTER 2006 RESULTS

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces preliminary operating results in the second quarter and the six months ended June 30, 2006.

	Second Quarter 2006		Second Quarter 2005*
	As Reported	As Adjusted**	As Restated	As Adjusted**

Operating revenue	$971.1 Million	$971.1 Million	$952.4 Million	$945.5 Million
Net income	$35.6 Million	$35.6 Million	$30.2 Million	$47.4 Million
Net income per diluted share	$2.06	$2.06	$1.70	$2.66

	Six Months 2006		Six Months 2005*
	As Reported	As Adjusted**	As Restated	As Adjusted**

Operating revenue	$1,873.4 Million	$1,873.4 Million	$1,765.9 Million	$1,733.2 Million
Net income	$49.3 Million	$55.6 Million	$63.4 Million	$65.1 Million
Net income per diluted share	$2.82	$3.18	$3.56	$3.65

*
As previously announced, the Company restated certain historical results because of an error in the calculation of its claims provision. Prior to the correction, net income for second quarter 2005 and the first six months of 2005 was understated by $2.6 million and $5.5 million, respectively. All information in this release regarding 2005 results includes the effect of such restatement.

**
Adjusted to exclude the impact of tax and flood deferred revenue acceleration, intangible and other long-lived assets write off, and certain legal reserves; see Reconciliation of Non-GAAP Measures - Results From Operations below.

FINANCIAL HIGHLIGHTS

•	Consolidated operating revenue increased $18.7 million, or 2.0%, in second quarter 2006 compared to second quarter 2005.

•	Operating revenue for the Title Operations segment in second quarter 2006 was $882.0 million, an increase of 2.4% over second quarter 2005.

•	Direct orders opened were 271,200 in second quarter 2006 compared to 342,700 in second quarter 2005.

•	Direct operating revenue per direct closed order was $2,019 in second quarter 2006 compared to $1,593 in second quarter 2005.

•	Consolidated revenue from direct commercial operations in second quarter 2006 was $112.3 million, a 10.3% increase over second quarter 2005 of $101.8 million.

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•
Operating revenue for the Lender Services segment in second quarter 2006 was $59.7 million, a decrease of 8.0% from second quarter 2005. Operating revenue in second quarter 2005 included $6.9 million of accelerated deferred revenue related to the tax and flood business.

•
During the quarter ended June 30, 2006, the tax and flood business in the Lender Services segment provided a dividend to the Company of $15.0 million, bringing inception-to-date dividends from the tax and flood business to $113.7 million.

•
Net income increased $5.4 million, or 17.9%, from second quarter 2005 to second quarter 2006. Results for second quarter 2005 included legal costs of $21.3 million, after taxes, related to accrued captive reinsurance and settlement costs. Results for 2006 were impacted by a shift in the mix of business from direct to agency, ongoing legal costs from the current regulatory environment and an increase in the loss provision ratio.

•
During the quarter ended June 30, 2006, the Company repurchased 189,000 shares of its common stock for $12.5 million at an average price of $66.08 per share. As of June 30, 2006, the Company had approximately 812,000 shares remaining in its authorized repurchase program.

“Even as the residential housing market softens, we are pleased that our operating revenue increased compared to last year,” said President and Chief Executive Officer Theodore L. Chandler, Jr. “Agency revenue for the quarter improved almost 9% ahead of last year’s results and direct revenue from our commercial channel increased 10% over last year, reflecting continued strength in the commercial markets. Our national market share position improved from 18.2% in first quarter 2005 to 18.6% in first quarter 2006, demonstrating that our commitment to sales leadership and superior service is working.”

SEGMENT RESULTS

Based on changes in the organizational structure and combination of service offerings in the Lender Services segment, the Company has reclassified its LandAmerica OneStop operations, which provides title and closing services to national lenders, from the Title Operations segment to the Lender Services segment. Amounts from 2005 have been reclassified to conform to the 2006 presentation.

Title Operations

Operating revenue from direct title operations decreased $20.8 million, or 5.2%, from second quarter 2005 to second quarter 2006 and increased $11.4 million, or 1.6%, in the first half of 2006 over the comparable period in 2005.

Closed orders from the Company’s direct title operations decreased 23.6% in second quarter 2006 from second quarter 2005 while the direct operating revenue per closed order increased approximately 24.1%. Closed orders in the first half of 2006 decreased 16.3% over the prior year period while the direct operating revenue per closed order increased 21.4%.

During second quarter 2006, direct operating revenue decreased as a result of the decline in order volume, which was partially offset by an increase in the direct operating revenue per closed order and strong commercial activity. During the first half of 2006, direct operating revenue increased because of an increase in the direct operating revenue per closed order and strong commercial activity which more than offset the decline in order volume. Revenue from direct title commercial operations was $98.0 million in second quarter 2006, an increase of 10.1% over second quarter 2005 of $89.0 million, and $185.5 million in the first half of 2006, an increase of 18.7% over the first half of 2005 of $156.3 million.

Operating revenue from agency title operations increased $41.1 million, or 8.9%, in second quarter 2006 over second quarter 2005. Operating revenue from agency title operations increased $112.4 million, or 12.9%, in the first half of 2006 over the first half of 2005. Growth in agency business, particularly in certain southeastern and southwestern markets, contributed to the increase in agency revenue. Agents’ commissions as a percent of agency revenue were approximately 80.0% in the second quarters of 2006 and 2005.

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The claims provision as a percent of operating revenue for the Title Operations segment was 5.3% in second quarter 2006 compared to 5.0% in second quarter 2005. The increase in the claims provision ratio was primarily due to upward development in the 2004 and 2005 policy years.

Other expenses decreased $22.4 million, or 14.5%, from second quarter 2005 to second quarter 2006 and $1.7 million, or 0.7%, from the first half of 2005 to the first half of 2006. Results for 2005 included a $10.3 million accrual for the settlement of a class action suit and a $19.0 million accrual for captive reinsurance. Other legal costs increased $7.9 million in the first half of 2006 over the first half of 2005.

Pretax earnings for Title Operations in second quarter 2006 were $72.8 million compared to $61.8 million in second quarter 2005 and $123.4 million in the first half of 2006 compared to $108.2 million in the first half of 2005.   Pretax earnings margin was 8.1% in second quarter 2006 compared to 7.1% in second quarter 2005 and 7.1% in the first half of 2006 compared to 6.7% in the first half of 2005.

Lender Services

Operating revenue decreased $5.2 million, or 8.0%, in second quarter 2006 compared to second quarter 2005. Operating revenue decreased $25.6 million, or 17.9%, in the first half of 2006 compared to the first half of 2005. Results for 2005 included accelerated deferred revenue related to the Company’s tax and flood business of $6.9 million and $32.7 million in the second quarter and the first half of 2005, respectively. Excluding the recognition of accelerated tax and flood deferred revenue in 2005, revenue improved $1.7 million from second quarter 2005 to second quarter 2006 and $7.1 million from the first half of 2005 to the first half of 2006. Results in the first six months of 2006 were impacted by growth in the loan subservicing and title and closing businesses offset in part by lower volume in the credit services business.

Pretax earnings for the Lenders Services segment were $6.5 million in second quarter 2006 compared to $8.5 million in second quarter 2005 and $8.8 million in the first half of 2006 compared to $34.3 million in the first half of 2005. Excluding the recognition of accelerated tax and flood deferred revenue in 2005, pretax earnings improved $4.9 million from second quarter 2005 to second quarter 2006 and $7.2 million from the first half of 2005 to the first half of 2006.

Financial Services

The Financial Services segment had pretax earnings of $4.4 million in second quarter 2006 compared to $2.8 million in second quarter 2005 and pretax earnings of $8.4 million in the first half of 2006 compared to $5.7 million in the first half of 2005. These increases were primarily due to growth in the loan and investment portfolio which exceeded the increase in its interest-bearing deposits.

Corporate and Other

The Corporate and Other segment includes unallocated corporate expenses, residential home warranty and inspection businesses, and commercial appraisals and assessments businesses. Operating revenue for the Corporate and Other segment increased by $3.6 million, or 14.1%, in second quarter 2006 over second quarter 2005 and increased by $9.2 million, or 20.3%, in the first half of 2006 over the same period in 2005.

Direct non-title commercial revenues were $14.3 million in second quarter 2006 compared to $12.8 million in second quarter 2005. Direct non-title commercial revenues were $26.5 million in the first half of 2006 compared to $22.3 million in the first half of 2005.

Pretax losses were $(26.3) million in second quarter 2006 compared to $(21.5) million in second quarter 2005 and $(64.7) million in the first half of 2006 compared to $(42.8) million in the first half of 2005. The increase in pretax losses in second quarter 2006 over second quarter 2005 was due in part to higher personnel costs from increased business volume and from increased investments in technology resources. The increase in pretax losses in the first half of 2006 over the prior year period was due primarily to the write down of the headquarters building of $9.7 million, higher personnel costs from increased business volume and from investments in technology resources.

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The change in the effective tax rate in the first half of 2006 of 35.0%, compared to the effective tax rate in the first half of 2005 of 39.8%, was due to the mix of state income tax expenses (benefits).

CONFERENCE CALL

The Company will host a conference call for analysts and shareholders on Wednesday, July 26, 2006, at 10:00 AM ET to discuss preliminary second quarter 2006 results. Those wishing to participate in the conference call should dial 1-877-407-0782 prior to the beginning of the call and request to be connected to the LandAmerica conference. Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com); click Investor Information>Financial Information>Webcast events. The audio archive of the call can be accessed, starting two hours after completion of the live call through August 26, 2006, via LandAmerica’s website.

About LandAmerica Financial Group, Inc.
Based in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 900 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe. LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies and is ranked as a Fortune 500 and Forbes Platinum 400 company.

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Segment Results
(In millions)

	Quarter Ended June 30, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$376.7	$59.7	$0.3	$29.1	$465.8
Agency revenue	505.3	-	-	-	505.3
Total operating revenue	882.0	59.7	0.3	29.1	971.1
Investment income	17.3	1.3	9.7	2.7	31.0
Total revenue	899.3	61.0	10.0	31.8	1,002.1
Agents’ commissions	404.2	-	-	-	404.2
Salaries and employee benefits	240.6	23.5	0.6	24.1	288.8
Claims provision	46.6	1.4	-	2.9	50.9
Amortization of intangibles	3.1	2.6	0.1	0.5	6.3
Depreciation	5.6	1.2	-	0.5	7.3
Write-off of intangibles and long-lived assets	-	-	-	-	-
Other expenses	126.4	25.8	4.9	30.1	187.2
Operating income before taxes	$72.8	$6.5	$4.4	$(26.3)	$57.4

	Quarter Ended June 30, 2005 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$397.5	$64.9	$0.3	$25.5	$488.2
Agency revenue	464.2	-	-	-	464.2
Total operating revenue	861.7	64.9	0.3	25.5	952.4
Investment income	13.4	1.0	6.8	3.5	24.7
Total revenue	875.1	65.9	7.1	29.0	977.1
Agents’ commissions	371.6	-	-	-	371.6
Salaries and employee benefits	241.3	22.3	0.6	18.7	282.9
Claims provision	43.0	1.2	-	2.6	46.8
Amortization of intangibles	3.0	3.8	0.1	0.8	7.7
Depreciation	5.2	1.1	-	1.4	7.7
Write-off of intangibles and long-lived assets	-	-	-	-	-
Other expenses	149.2	29.0	3.6	27.0	208.8
Operating income before taxes	$61.8	$8.5	$2.8	$(21.5)	$51.6

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Segment Results
(In millions)

	Six Months Ended June 30, 2006
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$717.5	$117.5	$0.5	$54.4	$889.9
Agency revenue	983.5	-	-	-	983.5
Total operating revenue	1,701.0	117.5	0.5	54.4	1,873.4
Investment income	34.6	2.7	18.8	5.5	61.6
Total revenue	1,735.6	120.2	19.3	59.9	1,935.0
Agents’ commissions	787.3	-	-	-	787.3
Salaries and employee benefits	468.8	48.1	1.2	47.4	565.5
Claims provision	92.7	3.0	-	5.6	101.3
Amortization of intangibles	5.5	5.2	0.1	1.8	12.6
Depreciation	11.2	2.3	-	1.6	15.1
Write-off of intangibles and long-lived assets	-	-	-	9.7	9.7
Other expenses	246.7	52.8	9.6	58.5	367.6
Operating income before taxes	$123.4	$8.8	$8.4	$(64.7)	$75.9

	Six Months Ended June 30, 2005 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$706.1	$143.1	$0.4	$45.2	$894.8
Agency revenue	871.1	-	-	-	871.1
Total operating revenue	1,577.2	143.1	0.4	45.2	1,765.9
Investment income	26.1	1.4	13.1	6.2	46.8
Total revenue	1,603.3	144.5	13.5	51.4	1,812.7
Agents’ commissions	696.2	-	-	-	696.2
Salaries and employee benefits	449.9	44.3	1.2	34.8	530.2
Claims provision	84.1	2.1	-	5.3	91.5
Amortization of intangibles	5.3	7.6	0.2	1.6	14.7
Depreciation	10.1	2.1	-	2.3	14.5
Write-off of intangibles and long-lived assets	-	-	-	-	-
Other expenses	249.5	54.1	6.4	50.2	360.2
Operating income before taxes	$108.2	$34.3	$5.7	$(42.8)	$105.4

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Summary of Operations
(In millions, except per share data and order information)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(as restated)		(as restated)
Operating revenue	$971.1	$952.4	$1,873.4	$1,765.9
Investment and other income	32.5	24.4	62.2	45.7
Net realized investment (losses) gains	(1.5)	0.3	(0.6)	1.1
TOTAL REVENUE	1,002.1	977.1	1,935.0	1,812.7
Agents’ commissions	404.2	371.6	787.3	696.2
Salaries and employee benefits	288.8	282.9	565.5	530.2
General, administrative and other	173.3	197.8	341.5	338.4
Provision for policy and contract claims	50.9	46.8	101.3	91.5
Premium taxes	11.9	10.6	22.3	20.3
Interest expense	9.3	8.1	18.9	16.0
Amortization of intangibles	6.3	7.7	12.6	14.7
Write-off of intangible and other long-lived assets	-	-	9.7	-
TOTAL EXPENSES	944.7	925.5	1,859.1	1,707.3
Income before income taxes	57.4	51.6	75.9	105.4
Income tax expense	21.8	21.4	26.6	42.0
Net income	$35.6	$30.2	$49.3	$63.4
Net income per common share	$2.13	$1.72	$2.92	$3.60
Weighted average number of common shares outstanding	16.7	17.6	16.9	17.6
Net income per common share assuming dilution	$2.06	$1.70	$2.82	$3.56
Weighted average number of common shares outstanding assuming dilution	17.3	17.8	17.5	17.8
Other selected information:
Cash flow from operations	$73.2	$104.8	$29.4	$121.5
Direct orders opened (in thousands):
April	84.2	103.5
May	94.4	112.7
June	92.6	126.5
Total direct orders opened	271.2	342.7	538.0	638.6
Total direct orders closed	196.4	261.1	384.7	456.2

	June 30,	December 31,
	2006	2005

Cash and investments	$1,791.7	$1,843.8
Total assets	3,707.5	3,695.0
Policy and contract claims	714.0	697.6
Notes payable	466.3	479.3
Deferred service arrangements	216.8	211.2
Shareholders’ equity	1,289.4	1,278.5
Tangible book value per share attributable to common shareholders	32.20	31.11
Book value per share attributable to intangibles	43.33	42.83
Book value per share attributable to common shareholders	75.53	73.94

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Reconciliation of Non-GAAP Measures
(Dollars in millions)

EBITDA
The Company has refined its measurement for the evaluation of its results to the basis of earnings before interest, taxes, depreciation, net revenue deferrals, and amortization (“EBITDA”). EBITDA is not a measure of performance defined by GAAP and should not be considered in isolation or as a substitute for cash flows provided by (used in) operating activities which has been prepared in accordance with GAAP. EBITDA, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. Management believes that EBITDA provides useful information to investors because it is an indicator of the Company’s operating performance. While amortization expense is an operating expense under GAAP, this expense represents the non-current allocation of intangible assets acquired in prior periods. Additionally, while net revenue deferrals are a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for certain of the Company’s home warranty and flood and tax servicing products. Reconciliations of these financial measures to the Company’s net income are as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(as restated)		(as restated)

EBITDA	$82.4	$80.2	$125.8	$141.1
Deduct:
Interest	9.3	8.1	18.9	16.0
Tax expense	21.8	21.4	26.6	42.0
Change in net revenue deferrals	2.1	5.1	3.3	(9.5)
Depreciation expense	7.3	7.7	15.1	14.5
Amortization expense	6.3	7.7	12.6	14.7
Net Income	35.6	30.2	49.3	63.4

Results From Operations
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company uses additional non-GAAP measures of operating revenue, income before income taxes, net income, and earnings per common share assuming dilution adjusted to exclude certain costs, expenses, gains, or losses it believes appropriate to enhance the overall understanding of the Company’s past financial performance and also its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. Adjusted operating revenue, adjusted income before income taxes, adjusted net income, and adjusted earnings per common share assuming dilution are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating revenue, income before income taxes, net income, or earnings per common share assuming dilution which have been prepared in accordance with GAAP. Reconciliations of these financial measures to consolidated operating results are as follows:

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Reconciliation of Non-GAAP Measures
(In millions, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
		(as restated)		(as restated)
	(In millions, except per share data)

Operating revenue, as reported	$971.1	$952.4	$1,873.4	$1,765.9
Deduct:
Recognition of accelerated deferred revenue	-	(6.9)	-	(32.7)
Adjusted operating revenue	$971.1	$945.5	$1,873.4	$1,733.2

Income before income taxes, as reported	$57.4	$51.6	$75.9	$105.4
Add back:
Write-off of intangible and other long-lived assets	-	-	9.7	-
Captive reinsurance legal reserve	-	19.0	-	19.0
Settlement of class action suit	-	10.3	-	10.3
	57.4	80.9	85.6	134.7
Deduct:
Recognition of accelerated deferred revenue	-	(6.9)	-	(32.7)
Adjusted income before income taxes	$57.4	$74.0	$85.6	$102.0

Net income, as reported	$35.6	$30.2	$49.3	$63.4
Add back:
Write-off of intangible and other long-lived assets	-	-	6.3	-
Captive reinsurance legal reserve	-	14.6	-	14.6
Settlement of class action suit	-	6.7	-	6.7
	35.6	51.5	55.6	84.7
Deduct:
Recognition of accelerated deferred revenue	-	(4.1)	-	(19.6)
Adjusted net income	$35.6	$47.4	$55.6	$65.1

Net income per common share assuming dilution, as reported	$2.06	$1.70	$2.82	$3.56
Add back:
Write-off of intangible and other long-lived assets	-	-	0.36	-
Captive reinsurance legal reserve	-	0.82	-	0.82
Settlement of class action suit	-	0.37	-	0.37
	2.06	2.89	3.18	4.75
Deduct:
Recognition of accelerated deferred revenue	-	(0.23)	-	(1.10)
Adjusted net income per common share assuming dilution	$2.06	$2.66	$3.18	$3.65

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The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different materially from anticipated results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company is subject to government regulation; (iii) heightened regulatory scrutiny of the Company and the title insurance industry, including the pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (iv) the Company may not be able to fuel its growth through acquisitions; (v) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vi) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (viii) significant industry changes and new product and service introductions require timely and cost-effective responses; (ix) the Company’s litigation risks include substantial claims by large classes of claimants; (x) key accounting and essential product delivery systems are concentrated in a few locations; (xi) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan, and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; and (xiii) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition. For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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